Press Release

RLJ Lodging Trust Reports Third Quarter 2020 Results

- Portfolio generated positive gross operating profit and open hotels generated positive EBITDA
- Reduced monthly cash burn estimate
- Maintain total liquidity of $1.2 billion

Bethesda, MD, November 4, 2020 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the three and nine months ended September 30, 2020, and is providing a hotel reopening and cash burn update in light of the ongoing COVID-19 pandemic.

Highlights
•96 hotels now open, representing 93% of the portfolio
•Total portfolio achieved 29.3% occupancy and open hotels achieved 37.1% occupancy during the third quarter
•Reducing monthly cash burn estimate range by $2.5 million at the mid-point
•Maintained a strong balance sheet with approximately $1.0 billion of unrestricted cash
•Total revenue of $83.9 million
•Net loss of $173.9 million
•Net loss per share of $1.10
•Adjusted EBITDA of ($19.2) million
•Adjusted FFO per diluted common share and unit of ($0.32)

“We are encouraged by our third quarter results, which exceeded our expectations as our portfolio benefited from the relative strength in leisure and an uptick in pockets of business transient and small group demand,” commented Leslie D. Hale, President and Chief Executive Officer. “We executed on all fronts to maintain our strong liquidity. This quarter, we reopened a significant number of hotels and continued our aggressive asset management efforts to minimize operating costs, which led to a further reduction in our burn rate. We believe that our solid execution has positioned us not only to continue to navigate the current environment and benefit early in the recovery, but also to outperform throughout the next lodging cycle.”

The prefix “Pro forma” as defined by the Company, denotes operating results which include results for periods prior to its ownership and excludes sold hotels. Pro forma RevPAR and Pro forma Hotel EBITDA Margin are reported on a comparable basis and therefore exclude any hotels sold during the period and non-comparable hotels that were not open for operation or were closed for renovation for comparable periods. Explanations of EBITDA, EBITDAre, Adjusted
EBITDA, Hotel EBITDA, Hotel EBITDA Margin, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, are included within this release.

Financial and Operating Highlights
($ in thousands, except ADR, RevPAR, and per share amounts)
(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2020	2019	2020	2019
Operational Overview: (1)
Pro forma ADR	$119.26	$178.15	$152.72	$184.04
Pro forma Occupancy	29.3%	81.1%	33.8%	80.1%
Pro forma RevPAR	$34.92	$144.39	$51.61	$147.42

Financial Overview:
Total Revenues	$83,932	$371,124	$382,005	$1,219,118
Pro forma Hotel Revenue	$83,918	$355,413	$381,967	$1,077,106

Net (Loss) Income	($173,919)	$32,455	($320,914)	$94,468

Pro forma Hotel EBITDA	($12,259)	$112,102	($3,934)	$348,085
Adjusted EBITDA (2)	($19,159)	$106,305	($28,262)	$366,236

Adjusted FFO	($52,668)	$79,184	($115,869)	$281,015
Adjusted FFO Per Diluted Common Share and Unit	($0.32)	$0.46	($0.70)	$1.63
Note:
(1) Pro forma statistics reflect the Company's 103 hotel portfolio as of September 30, 2020.
(2) Adjusted EBITDA for the three and nine months ended September 30, 2019, included $3.6 million and $45.7 million, respectively, from sold hotels.

Hotel Reopening and Cash Burn Update

During the third quarter, the Company remained focused on executing its business plan by reopening a significant number of hotels, and continuing its asset management initiatives to minimize operating costs while maximizing hotel profitability, which led to a further reduction in the Company’s burn rate. The Company’s portfolio achieved positive gross operating profit during the third quarter, with its open hotels generating positive Hotel EBITDA.

Update on Hotel Reopenings

The Company reopened 27 hotels during the third quarter and has subsequently reopened three hotels. Currently, 96 of the Company's 103 hotels are open, representing 93% of the overall portfolio. The Company will evaluate reopening the remaining hotels based on market conditions. All open hotels continue to operate under aggressive operating cost containment plans, including significantly reduced staffing, elimination of non-essential amenities and services, and modified food and beverage offerings.

Monthly Cash Burn Update

During the third quarter, the Company’s cash burn was lower than anticipated due to higher than expected revenues at our hotels; and the continuation of our successful cost containment initiatives.

Third quarter average hotel monthly operating shortfalls were approximately 30% below the Company’s prior estimates. The Company now estimates that average monthly cash burn will be approximately $23.0 million to $27.0 million (excluding capital investments), representing a $2.5 million reduction to the mid-point of the prior range. The current cash burn range is based on the following assumptions:

–Average hotel-level monthly operating shortfalls of approximately $3.0 million to $6.0 million;

–Average hotel-level fixed costs of $7.0 million, which includes property taxes and insurance;

–Corporate-level monthly general and administrative cash expenses of $2.0 million; and,

–Corporate-level outflows of $11.0 million to $12.0 million, which includes interest and scheduled principal payments on the Company’s outstanding debt as well as both common and preferred dividends.

The actual monthly cash burn will vary based on the level of lodging demand. Our monthly cash burn is expected to be at the low end of the range if lodging demand remains at October levels and the high end of the range if lodging demand contracts from October levels. Management continues to believe that its current liquidity has positioned the Company to withstand a protracted period of limited hotel demand.
Balance Sheet
As of September 30, 2020, the Company had approximately $1.0 billion of unrestricted cash on its balance sheet, $200.0 million undrawn under its Revolving Credit Facility, no debt maturities until 2022, and $2.6 billion of debt outstanding.

Dividends
The Company’s Board of Trustees declared a quarterly cash dividend of $0.01 per common share of beneficial interest in the third quarter. The dividend was paid on October 15, 2020, to shareholders of record as of September 30, 2020.

The Company's Board of Trustees declared a quarterly cash dividend of $0.4875 on the Company’s Series A Preferred Shares. The dividend was paid on October 30, 2020, to shareholders of record as of September 30, 2020.

2020 Outlook
Given the uncertainties related to the pandemic and its impact on travel, the Company is unable to provide a future outlook at this time.

Earnings Call
The Company will conduct its quarterly analyst and investor conference call on November 5, 2020, at 11:00 a.m. (Eastern Time). The conference call can be accessed by dialing (877) 407-3982 or (201) 493-6780 for international participants and requesting RLJ Lodging Trust’s third quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://www.rljlodgingtrust.com. A replay of the conference call webcast will be archived and available online through the Investor Relations page of the Company’s website.

Supplemental Information
Please refer to the schedule of supplemental information for additional details and pro forma operating statistics, which was posted to the Company's website on November 4, 2020.

About Us
RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust that owns primarily premium-branded, high-margin, focused-service and compact full-service hotels. The Company's portfolio consists of 103 hotels with approximately 22,570 rooms, located in 23 states and the District of Columbia and an ownership interest in one unconsolidated hotel with 171 rooms.

Forward Looking Statements
The following information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, measures being taken in response to the COVID-19 pandemic, and the impact of the COVID-19 pandemic on our business, and the assumptions upon which those statements are based, that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and the Company’s actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: the current global economic uncertainty and a worsening of global economic conditions or low levels of economic growth; the duration and scope of the COVID-19 pandemic and its impact on the demand for travel and on levels of consumer confidence; actions governments, businesses and individuals take in response to the pandemic, including limiting or banning travel; the impact of the COVID-19 pandemic and actions taken in response to the pandemic on global and regional economies, travel, and economic activity; the pace of recovery when the COVID-19 pandemic subsides; the effects of steps we and our third party management partners take to reduce operating costs; increased direct competition, changes in government regulations or accounting rules; changes in local, national and global real estate conditions; declines in the lodging industry, including as a result of the COVID-19 pandemic; seasonality of the lodging industry; risks related to natural disasters, such as earthquakes and hurricanes; hostilities, including future terrorist attacks or fear of hostilities that affect travel and epidemics and/or pandemics, including COVID-19; the Company’s ability to obtain lines of credit or permanent financing on satisfactory terms; changes in interest rates; access to capital through offerings of the Company’s common and preferred shares of beneficial interest, or debt; the Company’s ability to identify suitable acquisitions; the Company’s ability to close on identified acquisitions and integrate those businesses; and inaccuracies of the Company’s accounting estimates. Given these uncertainties, undue reliance should not be placed on such statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cautions investors not to place undue reliance on these forward-looking statements and urges investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report, as well as risks, uncertainties and other factors discussed in other documents filed by the Company with the Securities and Exchange Commission.

###
 Additional Contacts:
Sean M. Mahoney, Executive Vice President and Chief Financial Officer – (301) 280-7774
For additional information or to receive press releases via email, please visit our website:
 http://www.rljlodgingtrust.com

RLJ Lodging Trust
Non-GAAP and Accounting Commentary

Non-Generally Accepted Accounting Principles (“Non-GAAP”) Financial Measures
The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) EBITDAre, (5) Adjusted EBITDA, (6) Hotel EBITDA, and (7) Hotel EBITDA Margin. These Non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of its operating performance. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, and Hotel EBITDA Margin as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

Funds From Operations (“FFO”)
The Company calculates Funds from Operations ("FFO") in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between real estate investment trusts (“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders.

The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs. The Company presents FFO attributable to common shareholders, which includes unitholders of limited partnership interest (“OP units”) in RLJ Lodging Trust, L.P., the Company’s operating partnership, because the OP units are redeemable for common shares of the Company. The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

EBITDA and EBITDAre
Earnings Before Interest, Taxes, Depreciation, and Amortization ("EBITDA") is defined as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sales of assets; and (3) depreciation and amortization. The Company considers EBITDA useful to investors in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions.

In addition to EBITDA, the Company presents EBITDAre in accordance with NAREIT guidelines, which defines EBITDAre as net income or loss (calculated in accordance with GAAP) excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated partnerships and joint ventures. The Company believes that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of operating performance between periods and between REITs.

Adjustments to FFO, EBITDA and EBITDAre
The Company adjusts FFO, EBITDA, and EBITDAre for certain items that the Company considers either outside the normal course of operations or extraordinary. The Company believes that Adjusted FFO, Adjusted EBITDA, and Adjusted EBITDAre provide useful supplemental information to investors regarding its ongoing operating performance that, when considered with net income or loss, FFO, EBITDA, and EBITDAre, is beneficial to an investor’s understanding of its operating performance. The Company adjusts FFO, EBITDA, and EBITDAre for the following items:

•Transaction Costs: the Company excludes transaction costs expensed during the period
•Non-Cash Expenses: the Company excludes the effect of certain non-cash items such as the amortization of share-based compensation, non-cash income taxes, and unrealized gains and loss related to interest rate hedges
•Other Non-Operational Expenses: the Company excludes the effect of certain non-operational expenses representing income and expenses outside the normal course of operations

Hotel EBITDA and Hotel EBITDA Margin
With respect to Consolidated Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses and certain non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information about the ongoing operational performance of the Company’s hotels and the effectiveness of third-party management companies.

Pro forma Consolidated Hotel EBITDA includes prior ownership information provided by the sellers of the hotels for periods prior to our acquisition of the hotels, which has not been audited and excludes results from sold hotels as applicable. Pro forma Hotel EBITDA and Pro forma Hotel EBITDA Margin exclude the results of non-comparable hotels that were under renovation or not open for the entirety of the comparable periods. The following is a summary of pro forma hotel adjustments:

Pro forma adjustments: Sold hotels
For the three and nine months ended September 30, 2019, pro forma adjustments included the following sold hotels:
•Courtyard Austin Airport in June 2019
•Courtyard Boulder Longmont in June 2019
•Courtyard Fort Lauderdale SW Miramar in June 2019
•Courtyard Salt Lake City Airport in June 2019
•Fairfield Inn & Suites San Antonio Downtown Market in June 2019
•Hampton Inn Fort Walton Beach in June 2019
•Hampton Inn West Palm Beach Airport Central in June 2019
•Hampton Inn & Suites Clearwater St. Petersburg Ulmerton Road in June 2019
•Hampton Inn & Suites Denver Tech Center in June 2019
•Hilton Garden Inn Bloomington in June 2019
•Hilton Garden Inn Durham Raleigh Research Triangle Park in June 2019
•Hilton Garden Inn West Palm Beach Airport in June 2019
•Residence Inn Chicago Oak Brook in June 2019
•Residence Inn Detroit Novi in June 2019
•Residence Inn Fort Lauderdale Plantation in June 2019
•Residence Inn Fort Lauderdale SW Miramar in June 2019
•Residence Inn Longmont Boulder in June 2019
•Residence Inn Salt Lake City Airport in June 2019
•Residence Inn San Antonio Downtown Market Square in June 2019
•Residence Inn Silver Spring in June 2019
•SpringHill Suites Boulder Longmont in June 2019
•Embassy Suites Myrtle Beach Oceanfront Resort in June 2019
•Hilton Myrtle Beach Resort in June 2019
•Courtyard Austin Northwest Arboretum in August 2019
•Courtyard Boulder Louisville in August 2019
•Courtyard Denver West Golden in August 2019
•Courtyard Louisville Northeast in August 2019
•Courtyard South Bend Mishawaka in August 2019
•Hampton Inn Houston Galleria in August 2019
•Hyatt House Austin Arboretum in August 2019
•Hyatt House Houston Galleria in August 2019
•Hyatt House Dallas Lincoln Park in August 2019
•Hyatt House Dallas Uptown in August 2019
•Residence Inn Austin Northwest Arboretum in August 2019
•Residence Inn Austin North Parmer Lane in August 2019
•Residence Inn Boulder Louisville in August 2019
•Residence Inn Denver West Golden in August 2019
•Residence Inn Louisville Northeast in August 2019
•SpringHill Suites Austin North Parmer Lane in August 2019
•SpringHill Suites Louisville Hurstbourne North in August 2019
•SpringHill Suites South Bend Mishawaka in August 2019
•Residence Inn Columbia in September 2019
•Courtyard Austin South in November 2019
•Fairfield Inn & Suites Austin South Airport in November 2019
•Marriott Austin South in November 2019
•Residence Inn Austin South in November 2019
•SpringHill Suites Austin South in November 2019

RLJ Lodging Trust
Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)
(unaudited)

	September 30, 2020	December 31, 2019
Assets
Investment in hotel properties, net	$4,519,443	$4,614,966
Investment in unconsolidated joint ventures	7,056	15,171
Cash and cash equivalents	995,963	882,474
Restricted cash reserves	42,686	44,686
Hotel and other receivables, net of allowance of $366 and $251, respectively	14,302	39,762
Lease right-of-use assets	140,283	144,358
Deferred income tax asset, net	—	51,447
Prepaid expense and other assets	26,768	58,536
Total assets	$5,746,501	$5,851,400
Liabilities and Equity
Debt, net	$2,590,331	$2,195,707
Accounts payable and other liabilities	205,730	183,408
Advance deposits and deferred revenue	37,287	57,459
Lease liabilities	119,192	121,154
Accrued interest	13,150	3,024
Distributions payable	8,743	64,165
Total liabilities	2,974,433	2,624,917
Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized
Series A Cumulative Convertible Preferred Shares, $0.01 par value, 12,950,000 shares authorized; 12,879,475 shares issued and outstanding, liquidation value of $328,266, at September 30, 2020 and December 31, 2019	366,936	366,936
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 165,022,236 and 169,852,246 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	1,650	1,699
Additional paid-in capital	3,073,915	3,127,982
Accumulated other comprehensive loss	(76,964)	(19,514)
Distributions in excess of net earnings	(615,283)	(274,769)
Total shareholders’ equity	2,750,254	3,202,334
Noncontrolling interest:
Noncontrolling interest in consolidated joint ventures	13,513	14,065
Noncontrolling interest in the Operating Partnership	8,301	10,084
Total noncontrolling interest	21,814	24,149
Total equity	2,772,068	3,226,483
Total liabilities and equity	$5,746,501	$5,851,400
Note:
The corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2020	2019	2020	2019
Revenues
Operating revenues
Room revenue	$72,545	$314,195	$319,290	$1,030,722
Food and beverage revenue	3,831	39,447	35,870	133,151
Other revenue	7,556	17,482	26,845	55,245
Total revenues	$83,932	$371,124	$382,005	$1,219,118
Expenses
Operating expenses
Room expense	22,368	80,650	98,590	253,736
Food and beverage expense	3,167	31,425	31,348	101,544
Management and franchise fee expense	2,630	26,432	17,947	96,376
Other operating expense	49,398	90,048	168,288	288,761
Total property operating expenses	77,563	228,555	316,173	740,417
Depreciation and amortization	48,375	49,295	146,777	162,654
Property tax, insurance and other	25,315	28,798	79,356	90,595
General and administrative	9,313	11,262	32,754	34,187
Transaction costs	(116)	(211)	(86)	773
Total operating expenses	160,450	317,699	574,974	1,028,626
Other income	334	315	1,193	939
Interest income	284	2,691	3,829	4,935
Interest expense	(25,984)	(23,333)	(73,591)	(68,632)
Gain (loss) on sale of hotel properties, net	391	(1,037)	485	(25,872)
(Loss) income before equity in loss from unconsolidated joint ventures	(101,493)	32,061	(261,053)	101,862
Equity in loss from unconsolidated joint ventures	(7,806)	(135)	(8,196)	(2,919)
(Loss) income before income tax (expense) benefit	(109,299)	31,926	(269,249)	98,943
Income tax (expense) benefit	(64,620)	529	(51,665)	(4,475)
Net (loss) income	(173,919)	32,455	(320,914)	94,468
Net (income) loss attributable to noncontrolling interests:
Noncontrolling interest in consolidated joint ventures	(21)	104	1,816	360
Noncontrolling interest in the Operating Partnership	839	(96)	1,599	(329)
Preferred distributions - consolidated joint venture	—	—	—	(186)
Redemption of preferred equity - consolidated joint venture	—	—	—	(1,153)
Net (loss) income attributable to RLJ	(173,101)	32,463	(317,499)	93,160
Preferred dividends	(6,279)	(6,279)	(18,836)	(18,836)
Net (loss) income attributable to common shareholders	$(179,380)	$26,184	$(336,335)	$74,324
Basic per common share data:
Net (loss) income per share attributable to common shareholders	$(1.10)	$0.15	$(2.04)	$0.43
Weighted-average number of common shares	163,609,865	170,495,699	164,763,540	171,976,429
Diluted per common share data:
Net (loss) income per share attributable to common shareholders	$(1.10)	$0.15	$(2.04)	$0.43
Weighted-average number of common shares	163,609,865	170,600,787	164,763,540	172,066,473
Note:
The Statements of Comprehensive Income and corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly
Report on Form 10-Q.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands, except per share data)
(unaudited)

Funds from Operations (FFO) Attributable to Common Shareholders and Unit holders

	For the three months ended September 30,		For the nine months ended September 30,
	2020	2019	2020	2019
Net (loss) income	$(173,919)	$32,455	$(320,914)	$94,468
Preferred dividends	(6,279)	(6,279)	(18,836)	(18,836)
Preferred distributions - consolidated joint venture	—	—	—	(186)
Redemption of preferred equity - consolidated joint venture	—	—	—	(1,153)
Depreciation and amortization	48,375	49,295	146,777	162,654
(Gain) loss on sale of hotel properties, net	(391)	1,037	(485)	25,872
Noncontrolling interest in consolidated joint ventures	(21)	104	1,816	360
Adjustments related to consolidated joint ventures (1)	(75)	(75)	(224)	(224)
Adjustments related to unconsolidated joint ventures (2)	7,008	504	7,991	4,733
FFO	(125,302)	77,041	(183,875)	267,688
Transaction costs	(116)	(211)	(86)	773
Amortization of share-based compensation	3,195	2,948	9,217	8,708
Non-cash income tax expense (benefit) (3)	64,510	(1,102)	51,447	2,950
Unrealized (gain) loss on discontinued cash flow hedges	(1,203)	468	(18)	412
Corporate and property-level severance (4)	7,981	—	8,190	—
Other expenses (5)	(1,733)	40	(744)	484
Adjusted FFO	$(52,668)	$79,184	$(115,869)	$281,015

Adjusted FFO per common share and unit-basic	$(0.32)	$0.46	$(0.70)	$1.63
Adjusted FFO per common share and unit-diluted	$(0.32)	$0.46	$(0.70)	$1.63

Basic weighted-average common shares and units outstanding (6)	164,382	171,269	165,536	172,749
Diluted weighted-average common shares and units outstanding (6)	164,382	171,374	165,536	172,839
Note:
(1) Includes depreciation and amortization expense allocated to the noncontrolling interest in the consolidated joint ventures.
(2) Includes our ownership interest in the depreciation and amortization expense, impairment loss, and loss on sale of the unconsolidated joint ventures.
(3) Income tax expense for the three and nine months ended September 30, 2020 includes deferred tax expense of $64.5 million related to the placing of a full valuation allowance on the Company’s net operating loss (“NOL”) carry forwards and other deferred tax assets.
(4) Includes corporate-level severance of $0.5 million for both the three and nine months ended September 30, 2020, and property-level severance of $7.5 million and $7.7 million for the three and nine months ended September 30, 2020, respectively. Property-level severance for the three and nine months ended September 30, 2020 includes $6.7 million related to severance for associates at our New York City hotels operating under collective bargaining agreements.
(5) Represents income and expenses outside of the normal course of operations, including debt modification costs, legal and other costs, and hurricane-related costs that were not reimbursed by insurance, and unrealized gains and losses on certain discontinued cash flow hedges. Other (income) / expenses for the three and nine months ended September 30, 2020 also includes $1.8 million from the reversal of an excess accrual due to the settlement of a National Retirement Fund matter.
(6) Includes 0.8 million weighted-average operating partnership units for the three and nine month periods ended September 30, 2020 and 2019.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the three months ended September 30,		For the nine months ended September 30,
	2020	2019	2020	2019
Net (loss) income	$(173,919)	$32,455	$(320,914)	$94,468
Depreciation and amortization	48,375	49,295	146,777	162,654
Interest expense, net of interest income	25,700	20,642	69,762	63,697
Income tax expense (benefit) (1)	64,620	(529)	51,665	4,475
Adjustments related to unconsolidated joint ventures (2)	596	628	1,823	2,182
EBITDA	(34,628)	102,491	(50,887)	327,476
Impairment loss of unconsolidated joint ventures (3)	6,533	—	6,533	—
(Gain) loss on sale of hotel properties, net	(391)	1,037	(485)	25,872
Loss on sale of unconsolidated joint ventures (4)	—	—	—	2,923
EBITDAre	(28,486)	103,528	(44,839)	356,271
Transaction costs	(116)	(211)	(86)	773
Amortization of share-based compensation	3,195	2,948	9,217	8,708
Corporate and property-level severance (5)	7,981	—	8,190	—
Other expenses (6)	(1,733)	40	(744)	484
Adjusted EBITDA	(19,159)	106,305	(28,262)	366,236
General and administrative (7)	6,118	8,314	23,537	25,470
Other corporate adjustments (8)	833	1,125	627	2,099
Consolidated Hotel EBITDA	(12,208)	115,744	(4,098)	393,805
Pro forma adjustments - income from sold hotels	(51)	(3,642)	164	(45,720)
Pro forma Hotel EBITDA	$(12,259)	$112,102	$(3,934)	$348,085
Note:
(1) Income tax expense for the three and nine months ended September 30, 2020 includes deferred tax expense of $64.5 million related to the placing of a full valuation allowance on the Company’s net operating loss (“NOL”) carry forwards and other deferred tax assets.
(2) Includes our ownership interest in the depreciation and amortization expense, impairment loss, and loss on sale of the unconsolidated joint ventures.
(3) Includes our ownership interest in the impairment loss of one of our unconsolidated joint ventures.
(4) Includes our ownership interest in the loss on sale of the unconsolidated joint ventures associated with two resort hotel properties owned by the Company in Myrtle Beach, SC.
(5) Includes corporate-level severance of $0.5 million for both the three and nine months ended September 30, 2020, and property-level severance of $7.5 million and $7.7 million for the three and nine months ended September 30, 2020, respectively. Property-level severance for the three and nine months ended September 30, 2020 includes $6.7 million related to severance for associates at our New York City hotels operating under collective bargaining agreements.
(6) Represents income and expenses outside of the normal course of operations, including debt modification costs, legal and other costs, and hurricane-related costs that were not reimbursed by insurance, and unrealized gains and losses on certain discontinued cash flow hedges. Other (income) / expenses for the three and nine months ended September 30, 2020 also includes $1.8 million from the reversal of an excess accrual due to the settlement of a National Retirement Fund matter.
(7) Excludes amortization of share-based compensation and activist shareholder costs reflected in Adjusted EBITDA.
(8) Other corporate adjustments include property-level adjustments and certain revenues and expenses at corporate entities. These items include interest income, amortization of deferred management fees, key money amortization, ground rent amortization, legal fees, revenues and expenses associated with non-hotel properties, income (loss) from unconsolidated entities, internal lease rent expense, and other items.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Pro forma Hotel EBITDA Margin

	For the three months ended September 30,		For the nine months ended September 30,
	2020	2019	2020	2019
Total revenue	$83,932	$371,124	$382,005	$1,219,118
Pro forma adjustments - revenue from sold hotels	—	(15,756)	—	(140,688)
Other corporate adjustments / non-hotel revenue	(14)	45	(38)	(1,324)
Pro forma Hotel Revenue	$83,918	$355,413	$381,967	$1,077,106

Pro forma Hotel EBITDA	$(12,259)	$112,102	$(3,934)	$348,085

Pro forma Hotel EBITDA Margin	(14.6)%	31.5%	(1.0)%	32.3%

RLJ Lodging Trust
Consolidated Debt Summary
(Amounts in thousands)
(unaudited)

Loan	Base Term (Years)	Maturity (incl. extensions)	Floating / Fixed	Interest Rate (1)	Balance as of September 30, 2020 (2)
Secured Debt
Mortgage loan - 1 hotel	10	Jun 2022	Fixed	5.25%	$30,241
Mortgage loan - 2 hotels	10	Oct 2022	Fixed	4.95%	54,873
Mortgage loan - 1 hotel	10	Oct 2022	Fixed	4.95%	31,541
Mortgage loan - 1 hotel	10	Oct 2022	Fixed	4.94%	27,861
Mortgage loan - 7 hotels	3	Apr 2024	Floating	1.67%	200,000
Mortgage loan - 3 hotels	5	Apr 2026	Floating	1.75%	96,000
Mortgage loan - 4 hotels	5	Apr 2026	Floating	1.75%	85,000
Weighted Average / Secured Total				2.62%	$525,516

Unsecured Debt
Revolver (4)	4	May 2025	Floating (3)(5)	3.49%	$400,000
$150 Million Term Loan Maturing 2022	7	Jan 2022	Floating (3)	3.88%	150,000
$400 Million Term Loan Maturing 2023	5	Jan 2023	Floating (3)	4.58%	400,000
$225 Million Term Loan Maturing 2023	5	Jan 2023	Floating (3)	4.58%	225,000
$400 Million Term Loan Maturing 2025	5	May 2025	Floating (3)	3.77%	400,000
Senior Unsecured Notes	10	Jun 2025	Fixed	6.00%	474,888
Weighted Average / Unsecured Total				4.49%	$2,049,888

Weighted Average / Gross Total				4.10%	$2,575,404
Note:
(1) Interest rates as of September 30, 2020.
(2) Excludes the impact of fair value adjustments and deferred financing costs.
(3) The floating interest rate is hedged with an interest rate swap.
(4) As of September 30, 2020, there was $200.0 million of borrowing capacity on the Revolver, which is charged an unused commitment fee of 0.20% annually.
(5) Reflects an interest rate swap of $339.4 million on the $400.0 million Revolver.